Exhibit 5.1

LAWYERS

Davis Wright Tremaine LLP

ANCHORAGE  BELLEVUE  LOS ANGELES  NEW YORK  PORTLAND  SAN FRANCISCO  SEATTLE  SHANGHAI  WASHINGTON, D.C.

SUITE 2300	TEL (503) 241-2300
1300 SW FIFTH AVENUE	FAX (503) 778-5299
PORTLAND, OR 97201-5630	www.dwt.com

December 12, 2007

AVI BioPharma, Inc.

One SW Columbia

Suite 1105

Portland, Oregon  97258

Ladies and Gentlemen:

We have acted as counsel to AVI BioPharma, Inc. (the “Company”), in connection with the Company’s registration statement on Form S-3 (No. 333-138299) (the “Shelf Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), declared effective on November 22, 2006, and the prospectus supplement dated December 12, 2007, filed with the Commission under Rule 424(b) of the Securities Act (the “Prospectus Supplement”), relating to the proposed public offering of up to 10,696,616 shares of the Company’s Common Stock (the “Shares”) and warrants to purchase up to 5,348,308 shares of the Company’s Common Stock (the “Warrants”).

In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents:

(a)           The Shelf Registration Statement;

(b)           The Prospectus Supplement;

(c)           The Certificate of Incorporation and Bylaws of the Company, as amended;

(d)           The Placement Agency Agreement between the Company and Citigroup Global Markets Inc. (the “Agreement”); and

(e)           Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review we have assumed:

(a)           The genuineness of all signatures;

(b)           The authenticity of the originals of the documents submitted to us;

(c)           The conformity to authentic originals of any documents submitted to us as copies; and

(d)                                 As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Our opinion set forth below is limited to the Oregon Business Corporation Act as in effect as of the date of this letter, and we do not express any opinion herein concerning any other law.

Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Shelf Registration Statement, Prospectus Supplement and Agreement, will be validly issued, fully paid and nonassessable, and that upon exercise of the Warrants from time to time, in accordance with the terms of the Warrants, the shares of Common Stock to be issued to the holders will be duly authorized, validly issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We understand that this opinion is to be used in connection with the Shelf Registration Statement.  We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Shelf Registration Statement.   In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Davis Wright Tremaine LLP

Davis Wright Tremaine LLP